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                                  EXHIBIT 10.44

              AMENDMENT TO AMENDED AND RESTATED OPERATING AGREEMENT


This Amendment is by and between Great Dane Trailers, Inc. ("Great Dane") and Associates Commercial Corporation ("Associates").

RECITALS

A. Great Dane and Great Dane Finance Company (the "Company") entered into an Amended and Restated operating Agreement dated August 31, 1988 (the "Agreement").

B.   The Company's rights under the Agreement have been assigned to Associates.

C. Great Dane and Associates desire to amend the Agreement pursuant to the terms and conditions herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The last paragraph of Section 2.15 of the Agreement is hereby deleted and replaced with the following language:

          "Great Dane agrees that the Company may so charge the AIC Account those amounts referenced in the preceding sentence. In the event a Repossession Loss arises which exceeds the amount, if any, remaining in the AIC Account (after the return of any amounts by Great Dane pursuant to Section 2.17(c)), Great Dane shall, subject to Section 2.16, pay the Company in cash immediately upon demand the following amount:

     (i) if an Affiliate Dealer is liable to the Company with respect to the related Contract, the amount shall equal fifty percent (50%) of the difference between (x) such Repossession Loss minus (y) such amount, if any, remaining under the AIC Account, and

     (ii) if an Independent Dealer is liable to the Company with respect to the related Contract, the amount shall equal fifty percent (50%) of the difference between (x) such Repossession Loss minus (y) such amount, if any, remaining in the AIC Account minus (z) the amount of the Independent Dealer's liability owed to the Company relating to the Contract, and

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     (iii)     if an Independent Dealer is not liable  to the Company
               with respect to the related Contract, the amount shall equal fifty percent (50%) of the difference between (x) such Repossession Loss minus (y) such amount, if any, remaining in the AIC Account minus (z) the amount the Independent Dealer would have been liable to the Company relating to the Contract had the Company not assumed the Independent Dealer's liability."

2. All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.


Dated:    2-7-94
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GREAT DANE TRAILERS, INC.       ASSOCIATES COMMERCIAL CORPORATION


By:  /s/  T. W. Horan           By:  /s/ Arnold Strang
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Title:  S V P Finance         Title:    Vice President
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